Exhibit 4.1

A

ELOQUA, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 290139 10 4

THIS CERTIFIES THAT

SPECIMEN

IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF

ELOQUA, INC.

transferable only on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and Registered by the Registrar.

IN WITNESS whereof, the facsimile signatures of the Corporation's duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

SECRETARY

PRESIDENT

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY

Stockholders may obtain, upon request and without charge, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof from the principal office of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT—..Custodian.. (Cust) (Minor) TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right under Uniform Gifts to Minors of survivorship and not as Act (State) tenants in common Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE SPECIMEN PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND NOTICE: WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.